As of June 4, 2024
Ms. Nancy Phillips
c/o last address on file
with the Company

Dear Nancy:
Reference is made to your employment agreement with Paramount Global (the “Company”), dated as of April 11, 2022 (the “Agreement”). All defined terms used without being defined herein shall have the meanings ascribed to them in the Agreement. This letter further amends the Agreement, effective on the date shown above, as set forth below (the “Amendment”).
1.The “Contract Period,” as such term is defined in paragraph 1 of the Agreement, is hereby modified such that it ends on the third anniversary of the date of this Amendment.
2.Paragraph 3(a) of the Agreement is hereby modified to increase your Salary to One Million Dollars ($1,000,000).
3.Paragraph 3(b)(ii) of the Agreement is hereby modified to increase your Target Bonus to 120% of your Salary; provided that your Target Bonus for the 2024 fiscal year shall be blended to reflect your Target Bonus before and after the date shown above.
4.Paragraph 3(c) of the Agreement is hereby modified to increase your target long-term incentive value to One Million Eight Hundred Thousand Dollars ($1,800,000), beginning with the annual grants for the 2025 fiscal year.
5.Except as provided herein, your acceptance of the arrangements described in this Amendment shall in no way constitute a waiver of any rights you may have under the Agreement.
6.This Amendment may be executed in one or more counterparts, including by facsimile, and all counterparts shall constitute one fully executed agreement. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Additionally, the parties agree that this Amendment may be electronically signed, and that electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforcement, and admissibility.
7.Except as otherwise provided herein, the Agreement shall continue in full force and effect in accordance with its terms.

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Please confirm your understanding of the Agreement by signing and returning this Agreement. This document shall constitute a binding agreement between us only after it also has been executed by the Company and a fully executed copy has been returned to you. Facsimile signatures, digital signatures, and signatures delivered and obtained in e-mail PDF format will be deemed originals for all purposes.

Very truly yours,

PARAMOUNT GLOBAL

By:	/s/ Chris McCarthy

Chris McCarthy
Office of the Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Nancy Phillips

Nancy Phillips

Dated: 6/7/2024